Second Quarter 2018 Investor Presentation 1

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our acquisition of CYS and our ability to realize the benefits related thereto; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Two Harbors Investment Corp. Overview(1) A LEADING HYBRID MORTGAGE REIT  Residentially-focused mortgage REIT formed in 2009  Substantial total stockholder return outperformance since our inception relative to peers  Proven stability in book value, especially during volatile periods  Sophisticated and differentiated approach to risk management and hedging  Diversified financing profile and strong balance sheet 1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended June 30, 2018. 3

Two Harbors Snapshot

$3.8 billion
market capitalization(1)

$4.8 billion
total stockholders' equity(1)

$30.7 billion
hybrid portfolio comprised of Rates and Credit strategies(2)

218%
total stockholder return since our inception(3)

16.8%
substantial book value growth since our inception(4)

-2.4%
difference in book value volatility compared to mortgage REIT average since our inception(4)

KEY DIFFERENTIATING FACTORS

- ✓ Strategy of pairing MSR with Agency RMBS
- ✓ Utilize variety of instruments to hedge interest rate exposure
- ✓ Unique portfolio of legacy non-Agency securities

1) As of July 31, 2018.
2) Assets in "Rates" include Agency RMBS, MSR and other interest rate sensitive assets. Assets in "Credit" include non-Agency securities and other credit sensitive assets. Portfolio as of July 31, 2018.
3) Two Harbors' total stockholder return calculated for the period October 29, 2009 through June 30, 2018. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.
4) Book value growth and volatility since our inception is measured from December 31, 2009 or the peer company's inception, whichever is later, through June 30, 2018. Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay Realty Trust ("Silver Bay") and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point Mortgage Trust Inc. ("Granite Point") common stock. Peer mortgage REITs include AGNC, ANH, ARR, CIM, CMO, IVR, MFA, MITT, NLY and NYMT. Peer book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period.

4

Substantial Total Stockholder Return Outperformance • Outperformed peer group by 85% since our inception • Delivered total stockholder return of 218% during that time(1) ― Bloomberg REIT Mortgage Index total stockholder return of 133% over the same period of time(2) 220.0% 218% 190.0% 160.0% 133% 130.0% 100.0% 70.0% 40.0% 10.0% -20.0% 10/29/2009 11/29/2010 12/29/2011 1/29/2013 2/28/2014 3/31/2015 4/30/2016 5/31/2017 6/30/2018 TWO (1) BBG REIT MTG Index(2) 1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through June 30, 2018. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. 5 2) Bloomberg REIT Mortgage Index total stockholder return for the period October 29, 2009 through June 30, 2018. The Bloomberg REIT Mortgage Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg.

Proven Book Value Stability…

BOOK VALUE STABILITY AND GROWTH

- Book value has grown by 16.8% since our inception through June 30, 2018, when adjusted to include the value of the Granite Point and Silver Bay stock distributions to Two Harbors stockholders(1)(2)
- Peer average over same time period was (26.5%)(1)(3)



25.0%
15.0%
5.0%
(5.0%)
(15.0%)
(25.0%)
(35.0%)
(68.0%)
16.8%(1)(2)
TWO
Co. A
Co. B
Co. C
Co. D
Co. E
Co. F
Co. G

1) Book value growth since our inception is measured from December 31, 2009 through June 30, 2018.
2) Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay common stock and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock.
3) Companies A-G and peer average represent comparable mortgage REIT peers. Peer average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period.

6

…Particularly Through Volatile Times

REFLECTS SOPHISTICATED APPROACH TO RISK MANAGEMENT AND HEDGING

- Proven stability of book value through times of volatility: in the 2013 "taper tantrum" Two Harbors outperformed its peers by over 1,400 basis points[(1)(2)]

2013 Annual Return on Book Value



12.0%
8.0%
4.0%
0.0%
(4.0%)
(8.0%)
10.4%(1)
(3.7%)(1)(2)
TWO
Mortgage REIT Average

- Importantly, these results were achieved with less book value volatility than comparable mortgage REIT peers

	Mortgage REIT Average[(2)]	TWO[(4)]	Difference
Book value volatility since our inception[(3)]	11.9%	9.5%	(2.4%)
Book value volatility in 2013[(3)]	8.3%	2.9%	(5.4%)
Book value volatility in 2016[(3)]	3.3%	1.5%	(1.8%)

1) Return on book value for 2013 measured from 12/31/2012 to 12/31/2013.
2) Mortgage REITs include AGNC, ANH, ARR, CIM, CMO, IVR, MFA, MITT, NLY and NYMT. Mortgage REIT average book value figures are based on publicly reported data and have not been adjusted for the return of capital from dividends, if any, to peer stockholders during the same period.
3) Book value volatility since our inception is measured from 12/31/2009 or the company's inception, whichever is later, through 6/30/2018. Book value volatility for 2013 is measured from 12/31/2012 to 12/31/2013 and for 2016 is measured from 12/31/2015 through 12/31/2016. Book value volatility calculated by dividing the standard deviation of book values in the measured period by the average book value from the measured period.
4) Two Harbors quarterly book values have been adjusted for each quarter from Q1 2013 forward to include $1.88 of stock distributions associated with the special dividend of Silver Bay common stock and, beginning in Q4 2017, $3.67 of stock distributions associated with the special dividend of Granite Point common stock.

7

Acquisition of CYS Investments, Inc. TRANSACTION SUMMARY • For each share of CYS common stock owned, CYS common stockholders received (i) 0.4680 newly issued shares of Two Harbors common stock and (ii) cash consideration of $0.0965 – As an illustrative example, a CYS stockholder holding 1,000 shares of CYS common stock received 468 shares of Two Harbors common stock and an additional $96.50 of cash consideration • Each share of CYS 7.75% Series A Cumulative Redeemable Preferred Stock was converted into one share of newly classified TWO 7.75% Series D Cumulative Redeemable Preferred Stock, and each share of CYS 7.50% Series B Cumulative Redeemable Preferred Stock was converted into one share of newly classified TWO 7.50% Series E Cumulative Redeemable Preferred Stock UNIQUE OPPORTUNITY TO DRIVE VALUE FOR TWO HARBORS STOCKHOLDERS P Enhanced scale, liquidity and larger capital base supports continued growth in target assets P Anticipate improved Agency spreads in second half of 2018; believe this deal can be accretive to earnings and endorses the capital raising attendant to this transaction P Combination of Two Harbors and CYS should create cost efficiencies and decrease Two Harbors’ other operating expense ratio by 30 to 40 basis points going forward P Expect to maintain $0.47 per common share quarterly dividend for the remainder of 2018, subject to market conditions and the discretion and approval of Two Harbors’ Board of Directors 8

Portfolio Composition PORTFOLIO COMPOSITION(1) HISTORICAL CAPITAL ALLOCATION $20.8 BILLION PORTFOLIO AS OF JUNE 30, 2018 June 30, March 31, June 30, 2017 2018 2018 Non-Agency $3.5b Rates(2) 54% 69% 68 % MSR (3) $1.5b Credit 28% 31% 32 % Rates(3) Commercial(4) 18% — % — % Agency $10,766 $15.8b Rates(2) $17.3b Credit(3) $3.5b 1) For additional detail on the portfolio, see Appendix slides 17-21. 2) Assets in “Rates” include Agency RMBS, MSR and other interest rate sensitive assets. 3) Assets in “Credit” include non-Agency securities and other credit sensitive assets. 9 4) Commercial consists of the consolidated financial results of Granite Point and its subsidiaries, which is now reflected in discontinued operations.

Portfolio Performance DRIVING SUPERIOR PORTFOLIO PERFORMANCE Q2-2018 PERFORMANCE SUMMARY PORTFOLIO METRICS • Overall portfolio performance benefitted from floating- March 31, June 30, rate coupons on non-Agency securities, the LIBOR Three Months Ended 2018 2018 side of swaps and MSR float income Annualized portfolio yield during the quarter 3.77% 3.91% RATES Rates Agency RMBS, Agency Derivatives and • Positive performance from hedges and MSR in rising MSR 3.2% 3.3% rate environment Credit • Effect of flattening yield curve and variability in spreads had little impact on performance Non-Agency securities, Legacy(1) 7.5% 7.8% Non-Agency securities, New issue(1) 10.9% 9.7% CREDIT Residential mortgage loans held-for-sale 4.7% 4.5% • Residential credit benefitted from stable spreads and Annualized cost of funds on average (2) strong underlying credit performance, driving second borrowings during the quarter 1.84% 1.98% quarter results Annualized interest rate spread for aggregate portfolio during the quarter 1.93% 1.93% 1) “Legacy” non-Agency securities includes non-Agency bonds issued up to and including 2009. “New issue” non-Agency securities includes bonds issued after 2009. 2) Cost of funds includes interest spread income/expense associated with the portfolio’s interest rate swaps. 10

Rates Update STRATEGY OF PAIRING MSR WITH AGENCY RMBS IS DISTINGUISHING FACTOR AGENCY RMBS ACTIVITY • Allocated capital from Agency pools into to-be-announced (“TBA”) positions • Continued to add exposure to Fannie Mae TBA 4.5’s due to attractiveness of coupon – Roll for this coupon traded special most of the quarter, with implied financing costs about 30 basis points lower than repo • Expect TBA position to fluctuate depending on availability and attractiveness of specified pools and any roll specialness(1) MSR ACTIVITY • Increased capital allocation to MSR by adding $10.5 billion UPB of MSR through one bulk purchase and our ongoing flow-sale arrangements • Market for MSR bulk packages more active • Pairing MSR with Agency RMBS results in a portfolio that has higher return potential with lower mortgage spread risk – Mitigates adverse impact to book value in spread widening scenario • Low-to-mid double digit expected returns • Addition of financing for MSR is beneficial to growing portfolio and enhancing returns 11 1) Specialness means that implied financing costs are lower than traditional repurchase agreements.

Protecting Book Value and Income

- Active management of risk positioning leads to stability in returns through periods of market volatility

HEDGING ACROSS THE CURVE

Book value exposure to changes in rates[1]		Net income exposure to changes in rates[2]	
+25 basis points	(0.7)%	+25 basis points	(0.1)%
+50 basis points	(2.2)%	+50 basis points	(0.3)%

BOOK VALUE SENSITIVITY TO MORTGAGE SPREADS[3]

Mortgage spreads	Change in Agency RMBS and mortgage derivatives	Change in MSR	Total overall Rates strategy change
25 basis points increase	($178)	$55	($123) / (3.5%)
15 basis points increase	($107)	$34	($73) / (2.1%)
15 basis points decrease	$99	($38)	$58 / 1.7%
25 basis points decrease	$155	($64)	$91 / 2.6%

Note: The above scenario is provided for illustration purposes only and is not necessarily indicative of Two Harbors' financial condition and operating results, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date.

1) Represents estimated change in equity value for theoretical parallel shift in interest rates.
2) Represents estimated percentage change in net interest income for theoretical parallel shifts in interest rates.
3) Dollars in millions. The information presented in this table projects the potential impact on book value of instantaneous changes in mortgage spreads. Spread sensitivity is based on results from third party models in conjunction with inputs from our internal investment professionals. Actual results could differ materially from these estimates.

12

Credit Update

UNIQUE NON-AGENCY PORTFOLIO DRIVES ATTRACTIVE TOTAL RETURNS

- Non-Agency securities holdings of $3.5 billion; primarily positioned in deeply discounted legacy subprime non-Agency RMBS with LIBOR floating rate coupons
- Increased holdings of low dollar priced legacy non-Agencies by approximately 18% quarter-over-quarter
- Average legacy market price of ~$75 creates opportunity to capture additional upside[1]

RESIDENTIAL CREDIT TAILWINDS

- Continued re-equification has potential to result in strong performance for deeply discounted holdings
  - Drives increased prepayments, and lower loan-to-value ratios, delinquencies, defaults and severities

SUBPRIME CPR[2]



CPR
8
7
6
5
4
3
2
1
0
Jan-10
Nov-10
Sep-11
Jul-12
May-13
Mar-14
Jan-15
Nov-15
Sep-16
Jul-17
May-18

1) Weighted average market price utilized current face for weighting purposes. Please see slide 21 in the Appendix for more information on our legacy non-Agency securities portfolio.
2) Source: Nomura research, through June 30, 2018.

13

Portfolio Considerations for Acquisition of CYS Investments, Inc. REDEPLOYING CAPITAL AND MAINTAINING LOW LEVEL OF RISK • Redeploying capital from 100% Agency assets acquired in merger into our targeted asset mix • Prior to acquisition, portfolio allocation of about 70% to Rates and 30% to Credit • Expect allocation to Agencies to move downward over time in favor of MSR and non- Agency securities • Maintaining low level of risk exposures, in line with current level of positioning 14

Optimizing Financing Profile and Capital Structure DEBT-TO-EQUITY • 5.3x debt-to-equity at June 30, 2018(1) • Economic debt-to-equity, which includes the implied debt on net TBA positions, of 6.2x at June 30, 2018, compared to 6.0x at March 31, 2018(2) • Maintain substantial liquidity to opportunistically take advantage of market opportunities PREFERRED STOCK • $726 million outstanding with weighted average dividend rate of 7.6% • Accounts for approximately 20% of capital base RATES – AGENCY RMBS • Outstanding repurchase agreements of $16.9 billion with 25 active counterparties • Outstanding secured FHLB advances of $865.0 million with weighted average borrowing rate of 2.39% • Repo markets functioning efficiently for RMBS with new counterparties entering market CREDIT – NON-AGENCY SECURITIES • Outstanding borrowings of $2.3 billion with 14 active counterparties • Market for non-Agency securities has seen improvement in both advance rates and spreads; in the second quarter saw haircuts generally between 20-30% and spreads of 100-125 basis points over LIBOR RATES – MSR • Added $330 million financing facility for conventional MSR • Outstanding borrowings of $470.0 million under MSR financing facilities; additional available capacity of $350.0 million • Continue to advance MSR financing discussions with additional counterparties 15 1) Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity. 2) Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.

Appendix 16

Rates: Agency RMBS Metrics AGENCY PORTFOLIO YIELDS AND METRICS AGENCY PORTFOLIO COMPOSITION Hybrid ARMs and Realized At March 31, Realized At June 30, IO & Inverse IO Other Portfolio Yield Q1-2018 2018 Q2-2018 2018 30-Year Fixed 1.7% 1.5% Agency yield 3.1% 3.2% 3.0% 3.1% 5% & above Repo and FHLB costs (1.7%) (1.8%) (2.0%) (2.1%) 1.9% Swap costs —% —% 0.3% 0.3% Net interest spread 1.4% 1.4% 1.3% 1.3% Portfolio Metrics Q1-2018 Q2-2018 30-Year Fixed 3-3.5% 30-Year Fixed 4-4.5% Weighted average 3-month CPR(1) 7.0% 9.2% 19.6% 75.3% Weighted average cost basis(2) $106.4 $106.7 AGENCY RMBS CPR(1) 17 1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). 2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Rates: Agency RMBS Weighted As of June 30, % Prepay Amortized Cost Weighted Average Age 2018 Par Value ($M) Market Value ($M) Protected(1) Basis ($M) Average Coupon (Months) 30-Year fixed 3.0-3.5% $3,111 $3,106 100.0% $3,265 3.5% 20 4.0-4.5% 11,548 11,949 100.0% 12,314 4.2% 22 ≥ 5.0% 272 296 100.0% 292 5.7% 115 14,931 15,351 100.0% 15,871 4.1% 24 Hybrid ARMs 19 21 —% 20 4.9% 172 Other 229 220 0.5% 224 4.9% 161 IOs and IIOs 3,907 271 (2) —% 307 2.6% 107 Total Agency holdings $19,086 $15,863 96.8% $16,422 Net TBA position 3,049 Total $18,912 1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO 18 scores. 2) Represents market value of $197.3 million of IOs and $73.7 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) As of March 31, 2018 As of June 30, 2018 Fair value ($M) $1,301.0 $1,450.3 Unpaid principal balance ($M) $111,703.2 $119,531.6 Weighted average coupon 4.0% 4.0 % Original FICO score(2) 752 752 Original LTV 74% 74% 60+ day delinquencies 0.5% 0.4 % Net servicing spread 25.5 basis points 25.5 basis points Vintage: Pre-2009 0.3% 0.3% 2009-2012 11.5% 10.3 % Post 2012 88.2% 89.4% 1) Excludes residential mortgage loans for which the company is the named servicing administrator. 19 2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency Securities Metrics NON-AGENCY PORTFOLIO YIELDS AND METRICS LEGACY NON-AGENCY PORTFOLIO COMPOSITION Realized At March Realized At June 30, Portfolio Yield Q1-2018 31, 2018 Q2-2018 2018 Non-Agency: Loan Type March 31, 2018 June 30, 2018 Non-Agency yield 8.0% 7.6% 8.1% 7.5% Sub-prime 80% 75% Repo and FHLB costs (3.1%) (3.2%) (3.5%) (3.6%) Swap income —% 0.1% 0.1% 0.3% Option-ARM 9% 11% Net interest spread 4.9% 4.4% 4.7% 4.2% LEGACY NON-AGENCY CPR Prime 1% 1% Alt-A 10% 13% Portfolio Metrics Q1-2018 Q2-2018 Weighted average 3-month CPR 5.7% 6.9 % Weighted average cost basis(1) $59.5 $61.2 1) Weighted average cost basis includes legacy non-Agency principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. 20 If current face were utilized for weighting purposes, total legacy non-Agency securities excluding the company’s non-Agency interest-only portfolio would have been $58.52 at June 30, 2018.

Credit: Legacy Non-Agency Securities

As of June 30, 2018	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$2,282.5	$842.9	$3,125.4
% of non-Agency portfolio	73.0%	27.0%	100.0%
Average purchase price[1]	$59.62	$65.28	$61.15
Average coupon	3.1%	2.8%	3.0%
Weighted average market price[2]	$73.23	$82.78	$75.58
Collateral attributes:			
Average loan age (months)	142	151	145
Average loan size ($K)	$377	$381	$378
Average original Loan-to-Value	67.9%	67.7%	67.9%
Average original FICO[3]	610	577	601
Current performance:			
60+ day delinquencies	21.0%	18.6%	20.3%
Average credit enhancement[4]	6.4%	16.1%	9.0%
3-Month CPR[5]	6.4%	8.0%	6.9%

1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total legacy non-Agency securities, excluding our non-Agency interest-only portfolio, would have been $57.16, $62.69 and $58.52, respectively.
2) Weighted average market price utilized current face for weighting purposes.
3) FICO represents a mortgage industry accepted credit score of a borrower.
4) Average credit enhancement remaining on our legacy non-Agency portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

21

Financing

$ in millions

Outstanding Borrowings and Maturities[1]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities	Convertible Notes	Total Outstanding Borrowings	Percent (%)
Within 30 days	$ 2,852.2	$ —	$ —	$ —	$ 2,852.2	15.4%
30 to 59 days	3,614.2	—	—	—	3,614.2	19.5%
60 to 89 days	3,897.4	—		—	3,897.4	21.0%
90 to 119 days	2,736.1	—	—	—	2,736.1	14.8%
120 to 364 days	3,805.9	815.0	20.0	—	4,640.9	25.1%
One to three years	300.0	—	—	—	300.0	1.6%
Three to five years	—	—	—	283.3	283.3	1.5%
Five to ten years	—	—	150.0	—	150.0	0.8%
Ten years and over[2]	—	50.0	—	—	50.0	0.3%
	$ 17,205.8	$ 865.0	$ 170.0	$ 283.3	$ 18,524.1	100.0%

Collateral Pledged for Borrowings[3]	Repurchase Agreements[4]	FHLB Advances	Revolving Credit Facilities[4]	Convertible Notes	Total Collateral Pledged	Percent (%)
Available-for-sale securities, at fair value	$ 18,069.2	$ 903.3	$ —	n/a	$ 18,972.5	93.4%
Derivative assets, at fair value	73.6	—	—	n/a	73.6	0.4%
Mortgage servicing rights, at fair value	726.2	—	541.1	n/a	1,267.3	6.2%
	$ 18,869.0	$ 903.3	$ 541.1	n/a	$ 20,313.4	100.0%

1) Weighted average of 5.3 months to maturity.
2) Includes FHLB advances of $50 million with original maturities of 20 years.
3) Excludes FHLB membership and activity stock totaling $40.8 million.
4) Repurchase agreements and/or revolving credit facilities secured by MSR may be over-collateralized due to operational considerations.

22

Interest Rate Swaps Average Maturity Maturities Notional Amounts ($B)(1) Average Fixed Pay Rate(2) Average Receive Rate(2) Years(2) Payers 2018 $2.0 1.289% 2.318% 0.4 2019 4.4 1.769% 2.358% 1.3 2020 2.9 1.785% 2.327% 2.3 2021 2.4 1.788% 2.339% 3.4 2022 and after 6.5 2.407% 2.345% 8.0 $18.2 1.926% 2.341% 3.8 Average Fixed Receive Average Maturities Notional Amounts ($B) Average Pay Rate Rate Maturity (Years) Receivers 2020 $0.5 1.984% 2.362% 1.8 2021 3.0 2.499% 2.362% 2.7 2022 and after 4.4 2.534% 2.333% 6.9 $7.9 2.489% 2.345% 5.0 1) Notional amount includes $0.9 billion in forward starting interest rate swaps as of June 30, 2018. 23 2) Weighted averages exclude forward starting interest rate swaps. As of June 30, 2018, the weighted average fixed pay rate on interest rate swaps was 2.6%.

Interest Rate Swaptions Option Underlying Swap Average Average Average Expiratio Cost Fair Value Months to Notional Average Receive Term Swaption n ($M) ($M) Expiration Amount ($M) Pay Rate Rate (Years) Purchase Contracts: Payer <6 Months $9.7 $10.7 0.8 $2,545 2.91% 3M LIBOR 5.9 Sale Contracts: Payer >6 Months ($6.8 ) ($4.8 ) 8.2 ($280 ) 2.99% 3M LIBOR 10.0 Receiver <6 Months ($9.7 ) ($3.2 ) 3.7 ($2,723 ) 3M LIBOR 2.40% 5.9 Receiver >6 Months ($7.0 ) ($5.5 ) 8.2 ($280 ) 3M LIBOR 2.99% 10.0 24